As filed with the Securities and Exchange Commission on January 30, 2013

Registration No. 333-175589

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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TAU ACQUISITION LLC

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of

incorporation or organization)

600 La Terraza Boulevard

Escondido, California 92025-3873

(760) 741-2111

(Address, including zip code, and telephone number,

including area code, of registrant’s principle executive offices)

46-0891251

(I.R.S. Employer Identification Number)

Michael R. Pfeiffer, Esq.

Realty Income Corporation

600 La Terraza Boulevard

Escondido, California 92025-3873

(760) 741-2111

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

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Copies to:

William J. Cernius, Esq. Latham & Watkins LLP 650 Town Center Drive 20th Floor Costa Mesa, California 92626 (714) 540-1235	Peter M. Fass, Esq. Steven L. Lichtenfeld, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036-8299 (212) 969-3000

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Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register addition securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, which was originally filed on July 15, 2011 (file no. 333-175589) (the “Registration Statement”) to register 24,000,000 shares of common stock, par value $0.01 per share (the “Shares”), of American Realty Capital Trust, Inc. (the “Company”), is being filed to deregister all of the Shares not yet issued.

The Company has entered into an Agreement and Plan of Merger, dated as of September 6, 2012, as amended on January 6, 2013, by and among Realty Income Corporation, a Maryland corporation (“Realty”), Tau Acquisition LLC, a Delaware limited liability company and direct wholly owned subsidiary of Realty (“Merger Sub”), and the Company, pursuant to which the Company merged with and into Merger Sub (the “Merger”) with Merger Sub surviving the Merger as a direct wholly owned subsidiary of Realty. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement by deregistering all Shares that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tau Acquisition LLC, as successor to the original registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Escondido, State of California, on this 30th day of January, 2013.

TAU ACQUISITION LLC

By: Realty Income Corporation,
its sole and managing member

By: /s/ Michael R. Pfeiffer

Name: Michael R. Pfeiffer

Title: Executive Vice President, General Counsel and Secretary